Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259962

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 1, 2021)

Up to $100.0 Million Maximum Aggregate Offering Price of Ordinary Shares

FLEX LNG Ltd.

We have entered into an equity distribution agreement (the “Equity Distribution Agreement”), with Citigroup Global Markets Inc. and Barclays Capital Inc., as our sales agents, relating to the ordinary shares of FLEX LNG Ltd., par value $0.10 per share (the “Ordinary Shares”), offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell Ordinary Shares from time to time through our sales agents.

Sales of Ordinary Shares under this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange (the “NYSE”), any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed between us and our sales agents. Our Ordinary Shares trade on the NYSE under the symbol “FLNG.” On November 14, 2022, the last reported sale price of our Ordinary Shares on the NYSE was $34.84 per share.

The compensation of our sales agents for sales of Ordinary Shares shall be a fixed commission rate of up to 2.00% of the gross sales price per Ordinary Share, depending upon the number of Ordinary Shares sold. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Under the terms of the Equity Distribution Agreement, we also may sell Ordinary Shares to our sales agents as principal for their own accounts at a price agreed upon at the time of the sale. If we sell Ordinary Shares to any such sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe that agreement in a separate prospectus supplement or free writing prospectus.

The sales agents are not required to sell any specific number or dollar amount of Ordinary Shares but will use their reasonable efforts, as our agents and subject to the terms of the Equity Distribution Agreement, to sell the Ordinary Shares offered, as instructed by us. The offering of Ordinary Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the Equity Distribution Agreement or (ii) the termination of the Equity Distribution Agreement either by us or by the sales agents.

Investing in our Ordinary Shares involves risks. You should carefully consider each of the factors described under “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 8 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, before you make any investment in our Ordinary Shares.

Neither the U.S. Securities and Exchange Commission (the “Commission”), nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup	Barclays

Prospectus Supplement dated November 15, 2022

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Ordinary Shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference therein. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying base prospectus”, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the Ordinary Shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” before investing in our Ordinary Shares.

We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus supplement, in U.S. dollars and in conformity with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not, and the sales agents have not, authorized anyone to provide you with information that is different. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and accompanying base prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Our disclosure and analysis in this prospectus supplement pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We are taking advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection therewith. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. This prospectus supplement includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “targets,” “potential,” “continue,” “contemplate,” “possible,” “likely,” “might,” “will,” “would,” “could,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements.

All statements in this prospectus supplement that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

●	general liquified natural gas (“LNG”) shipping market conditions, including fluctuations in charter rates and vessel values;

●	the volatility of prevailing spot market charter rates;

●	our future operating or financial results;

●	global and regional economic and political conditions and developments, armed conflicts, including the recent conflicts between Russia and Ukraine, which remain ongoing as of the date of this prospectus supplement and terrorist activities, trade wars, tariffs, embargoes and strikes;

●	fluctuations in interest rates and foreign exchange rates;

●	stability of Europe and the Euro;

●	the central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;

●	our business strategy and expected and unexpected capital spending and operating expenses, including dry-docking, surveys, upgrades, insurance costs, crewing and bunker costs;

●	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels and risks associated with vessel construction and vessels’ useful lives;

●	LNG market trends, including charter rates and factors affecting supply and demand;

●	the supply of and demand for vessels comparable to ours, including against the background of possibly accelerated climate change transition worldwide which would have an accelerated negative effect on the demand for fossil fuels, including LNG, and thus transportation of LNG;

S-iii

●	our financial condition and liquidity, including our ability to repay or refinance our indebtedness and obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our ability to enter into and successfully deliver our vessels under time charters or other employment arrangements for our vessels after our current charters expire and our ability to earn income in the spot market (which includes vessel employment under single voyage spot charters and time charters with an initial term of less than six months);

●	our ability to compete successfully for future chartering opportunities and newbuilding opportunities (if any);

●	estimated future maintenance and replacement capital expenditures;

●	the expected cost of, and our ability to comply with, governmental regulations, including environmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

●	customers’ increasing emphasis on environmental and safety concerns;

●	availability of and ability to maintain skilled labor, vessel crews and management;

●	our anticipated incremental general and administrative expenses as a publicly traded company;

●	business disruptions, including supply chain disruption and congestion, due to natural or other disasters or otherwise;

●	potential physical disruption of shipping routes due to accidents, climate-related incidents, damage to storage or receiving facilities and public health threats; and

●	our ability to maintain relationships with major LNG producers and traders.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2021. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in governmental rules and regulations or actions taken by regulatory authorities including the implementation of new environmental regulations;

●	fluctuations in currencies and interest rates and the impact of the discontinuance of the London Interbank Offered Rate for US Dollars (“LIBOR”) after June 30, 2023 on any of our debt or interest rate swaps that reference LIBOR;

●	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

●	shareholders’ reliance on the Company to enforce the Company’s rights against contract counterparties;

●	dependence on the ability of the Company’s subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;

S-iv

●	the length and severity of epidemics and pandemics, including the novel coronavirus (“COVID-19”) and its impact on across our business on demand, operations in China and the Far East and knock-on impacts to our global operations;

●	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;

●	potential liability from future litigation, related to claims raised by public interest organizations or activism with regard to failure to adapt or mitigate climate impact;

●	the arresting or attachment of one or more of the Company’s vessels by maritime claimants;

●	potential requisition of the Company’s vessels by a government during a period of war or emergency;

●	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;

●	being required to pay taxes on U.S. source income;

●	the Company’s operations being subject to economic substance requirements;

●	the potential for shareholders to not be able to bring a suit against the Company or enforce a judgment obtained against the Company in the United States;

●	the failure to protect the Company’s information systems against security breaches, or the failure or unavailability of these systems for a significant period of time;

●	the impact of adverse weather and natural disasters;

●	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;

●	any non-compliance with the amendments by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels, or IMO, (the amendments hereinafter referred to as IMO 2020) to Annex VI to the International Convention for the Prevention of Pollution from Ships 1973, as modified by the Protocol of 1978 relating thereto, collectively referred to as MARPOL 73/78 and herein as MARPOL, which will reduce the maximum amount of sulfur that vessels may emit into the air and applies to us as of January 1, 2020;

●	technological innovation in the sector in which we operate and quality and efficiency requirements from customers;

●	increasing scrutiny and changing expectations with respect to environmental, social and governance policies;

●	the impact of public health threats and outbreaks of other highly communicable diseases;

●	technology risk associated with energy transition and fleet/systems renewal including in respect of alternative propulsion systems;

●	the impact of port or canal congestion;

●	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;

S-v

●	the length and number of off-hire periods, including in connection with dry-dock periods; and

●	other factors discussed in “Item 3. Key Information—D. Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2021.

We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement whether as a result of new information, future events or otherwise, except as required by law.

Ordinary Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act of 1972, and related regulations of Bermuda, which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (the “BMA”), pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that, where any equity securities of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement or the registration statement of which it forms part. This prospectus supplement does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda (the “Companies Act”), pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.

S-vi

SUMMARY

This section summarizes some of the key information that is contained or incorporated by reference in this prospectus supplement. It may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. As an investor or prospective investor, you should review carefully the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of the Ordinary Shares and the information incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 8 of the accompanying base prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 17, 2022.

When used in this prospectus supplement, the terms the “Company,” “we,” “our” and “us” refer to FLEX LNG Ltd. and/or one or more of its subsidiaries, as the context requires. “FLEX LNG Ltd.” refers only to FLEX LNG Ltd. and not its subsidiaries. The financial information of FLEX LNG Ltd. included or incorporated by reference into this prospectus supplement represents our financial information and the operations of our subsidiaries. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts are presented in, United States dollars and our financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with U.S. GAAP.

Our Company

We are FLEX LNG Ltd., a company initially incorporated under the laws of the British Virgin Islands in September 2006 and re-domiciled, by way of continuation, into Bermuda in 2017. We are an exempted company under the Bermuda Companies Act of 1981 (Company No. EC-34296).

We are an owner and commercial operator of fuel efficient, fifth generation LNG carriers. As of November 15, 2022, we own and operate thirteen LNG carriers, which we collectively refer to as our “Operating Vessels” or “Our Fleet,” with an average age of approximately 3.0 years. Our business is currently focused on the operation of our long-term charters for our Fleet and exploring accretive opportunities to further grow the Company.

We operate through subsidiaries in Bermuda, the United Kingdom, Norway, the Isle of Man and the Marshall Islands.

Our Fleet

The following table sets forth additional information about Our Fleet as of November 15, 2022:

Vessel Name	Cargo Capacity (cbm)	Propulsion(1)	Year Built	Shipyard(2)	Charter expiration(3)
Flex Endeavour	173,400	MEGI	2018	DSME	Q1 2025(5)
Flex Enterprise	173,400	MEGI	2018	DSME	Q3 2029(4)
Flex Ranger	174,000	MEGI	2018	SHI	Q1 2025(5)
Flex Rainbow	174,000	MEGI	2018	SHI	Q1 2033(4)
Flex Constellation	173,400	MEGI	2019	DSME	Q2 2024(6)
Flex Courageous	173,400	MEGI	2019	DSME	Q1 2025(7)
Flex Aurora	174,000	X-DF	2020	HSHI	Q2 2026(5)
Flex Amber	174,000	X-DF	2020	HSHI	Q3 2029(4)
Flex Artemis	173,400	MEGI	2020	DSME	Q3 2025(8)
Flex Resolute	173,400	MEGI	2020	DSME	Q1 2025(7)
Flex Freedom	173,400	MEGI	2021	DSME	Q1 2027(5)
Flex Volunteer	174,000	X-DF	2021	HSHI	Q1 2026(5)
Flex Vigilant	174,000	X-DF	2021	HSHI	Q2 2024(5)

(1)	As used in this prospectus supplement, “MEGI” refers to M-type Electronically Controlled Gas Injection propulsion systems and “X-DF” refers to Generation X Dual Fuel propulsion systems.
(2)	As used in this prospectus supplement, “DSME” means Daewoo Shipbuilding & Marine Engineering Co., Ltd., “SHI” means Samsung Heavy Industries Co., Ltd. and “HSHI” means Hyundai Samho Heavy Industries Co., Ltd. Each is located in South Korea.
(3)	The expiration of our charters is subject to re-delivery windows ranging from 15 to 45 days before or after the expiration date.
(4)	There is no extension option on this charter party agreement.
(5)	The charterer has the option to extend the charter for an additional two years.
(6)	The charterer has the option to extend the charter for an additional three years.
(7)	The charterer has the option to extend the charter for an additional four years.
(8)	The charterer has the option to extend the charter for an additional five years.

Employment of Our Fleet and Our Customers

We manage the employment of our fleet. We deploy our LNG carriers on a mix of period time charters that can last up to several years, and spot market charters (through voyage charters and short-term time charters), which generally last from one to six months, subject to market conditions. Time and bareboat charters are for a fixed period of time. A voyage charter is generally a contract to carry a specific cargo from a loading port to a discharging port for an agreed-upon total charge. Under voyage charters we pay for voyage expenses such as port, canal and fuel costs. Under a time charter the charterer pays for voyage expenses while under a bareboat charter the charterer pays for voyage expenses and operating expenses such as crewing, supplies, maintenance and repairs including special survey and dry-docking costs.

Vessels operating in the spot market generate revenues that are less predictable but may enable us to capture increased profit margins during periods of improvements in LNG charter rates, although we are then exposed to the risk of declining LNG carrier charter rates. Typically, spot market charters can last from a few days up to two months. If we commit vessels to period charters, future spot market rates may be higher or lower than the rates at which we have period chartered our vessels.

In formulating our chartering strategy, we evaluate past, present and future performance of the freight markets and balance the mix of our chartering arrangements in order to achieve optimal results for the fleet.

The majority of our ships are on long term fixed rate charter hires.

According to industry reports, the United States is currently expected to continue to increase its exports of LNG products. In the event this creates more demand for vessels like ours, we would expect to deploy more vessels in the United States and the Caribbean. As freight rates usually vary between these areas as well as voyage and operating expenses, we evaluate such parameters when positioning our vessels for new employment.

Management Structure

General Management Agreements

We have service level agreements with Front Ocean Management AS, for the Oslo office, and Front Ocean Management Ltd., for the Bermudan office (together, “Front Ocean”). Front Ocean provides certain advisory and support services including human resources, shared office costs, administrative support, IT systems and services, compliance, insurance and legal assistance.

We have an administrative services agreement with Frontline Management AS (“Frontline Management”) under which they provide us with certain administrative support, technical supervision, purchase of goods and services within the ordinary course of business and other support services, for which we pay our allocation of the actual costs they incur on our behalf, plus a margin. Frontline Management may subcontract these services to other associated companies, including Frontline Management (Bermuda) Limited.

Technical Management and Support Services

Flex LNG Fleet Management AS is responsible for the provision of technical ship management of all of our vessels.

Recent and Other Developments

In October 2022, we terminated three interest rate swap agreements with an aggregate notional principal of $150.0 million. The terminated swaps had a weighted average fixed interest of 2.32% swapped for SOFR and a weighted average remaining term of 9.7 years. The terminated swaps had a positive fair value position at the date of termination $14.4 million, which was paid to us.

In October 2022, we terminated two interest rate swap agreements with an aggregate notional principal of $100.0 million. The terminated swaps had a weighted average fixed interest of 1.81% swapped for SOFR and a weighted average remaining term of 9.4 years. The terminated swaps had a positive fair value position at the date of termination, which was concurrently used to enter into a new interest rate swap agreement, swapping variable rate interest based on SOFR to a fixed rate of interest of 0.95% for a notional amount of $181.0 million with a 2.5 year term.

In November 2022, we received a credit approved term sheet for a $150 million term loan facility for the re-financing of Flex Resolute. The facility has an interest of SOFR plus a margin of 175 basis points per annum and has a tenor of six years, which will amortize reflecting an age adjusted repayment profile of 21 years. The facility is not currently legally binding and is subject to final documentation and customary closing conditions and is targeted to be drawn in the fourth quarter of 2022, replacing the existing finance for the vessel under the agreement we entered into in February 2020, with a syndicate of banks and the Export-Import Bank of Korea for the partial financing of the vessels Flex Aurora, Flex Artemis, Flex Resolute, Flex Freedom and Flex Amber in an amount up to $629 million (the “$629 Million Facility”).

In November 2022, we received a credit approved term sheet for two sale and leaseback agreements with an Asian based lease provider for Flex Amber and Flex Artemis to re-finance their existing facilities, the Flex Amber sale and leaseback that was originally entered into in June 2020 and $629 Million Facility, respectively. Under the terms of the two agreements, the vessels will be sold for gross consideration equivalent to the market value of each vessel and net consideration of $170 million for the Flex Amber and $160 million for the Flex Artemis, adjusted for an advance hire per vessel. The agreements have a lease period of ten years and a lessee’s option to extend for an additional two years. The bareboat rate payable under the lease has a fixed element, treated as principal repayment, and a variable element based on SOFR plus a margin of 215 basis points per annum calculated on the outstanding under the lease. The agreements include fixed price purchase options, whereby we have options to re-purchase the vessels at or after the third anniversary of the agreement, and on each anniversary thereafter, until the end of the lease period. The agreements are not currently legally binding and are subject to final documentation and customary closing conditions and are expected to be completed in the first quarter of 2023.

On November 14, 2022, our Board of Directors declared a cash dividend for the third quarter of 2022 of $0.75 per share. The dividend will be paid on or around December 6, 2022, to shareholders on record as of December 1, 2022. The ex-dividend date will be November 30, 2022.

All declarations of dividends are subject to the determination and discretion of our Board of Directors based on its consideration of various factors, including our results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, its business prospects and other factors that the Board of Directors may deem relevant.

Dividend Reinvestment Plan

On November 10, 2022, our board of directors (“Board of Directors”) authorized our dividend reinvestment plan (“DRIP”), to facilitate investments by individual and institutional shareholders who wish to invest in our Ordinary Shares on a regular or one time basis or otherwise. On November 15, 2022, we filed a registration statement on Form F-3 to register the sale of $100 million Ordinary Shares pursuant to the DRIP. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, we may sell additional shares (up to the amount registered) to investors from time to time under the plan.

Corporate Information

We are a holding company incorporated under the laws of Bermuda. Our principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at https://www.flexlng.com. The information contained at our internet site is not incorporated by reference into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

Corporate History and Structure

FLEX LNG Ltd. was initially incorporated under the laws of the British Virgin Islands in September 2006 and re-domiciled, by way of continuation, into Bermuda in 2017. In July 2017, as part of our strategy to position ourselves for growth, we transferred the listing of our ordinary shares from Oslo Axess to the Oslo Stock Exchange in order to increase our visibility to investors and to facilitate trading liquidity. We conducted no material operations until 2013, at which time we entered into contracts for the construction of two newbuilding LNG carriers, which were delivered to us in 2018. We have since increased our Fleet, which now consists of 13 LNG carriers in operation, as described above.

In June 2019, we effected a cross listing of our ordinary shares on the NYSE. No new shares were offered and sold in connection with the NYSE listing. Our ordinary shares commenced trading on the NYSE under the symbol “FLNG” on June 17, 2019. As a result of our listing on the NYSE, our ordinary shares may be traded on both the OSE and the NYSE. All of our issued and outstanding ordinary shares are identified by CUSIP G35947 202 and ISIN BMG 359472021.

THE OFFERING

The Issuer	FLEX LNG Ltd.

Ordinary Shares Outstanding as of November 11, 2022	53,272,399

Ordinary Shares to be Offered by Us	Ordinary Shares having an aggregate offering price of up to $100.0 million.

Manner of Offering	“At-the-market” offering that may be made from time to time through the sales agents, Citigroup and Barclays. Please read “Plan of Distribution.”

NYSE Symbol	“FLNG”

Use of Proceeds	We intend to use the net proceeds from any sales of Ordinary Shares from this offering, after deducting the sales agents’ commissions and our offering expenses, for general corporate and working capital purposes. Please read “Use of Proceeds.”

Risk Factors	Investing in our Ordinary Shares involves risks. You should carefully consider the risks discussed under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 8 of the accompanying base prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 17, 2022 and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, and in any free writing prospectus that you may be provided in connection with the offering of Ordinary Shares pursuant to this prospectus supplement and the accompanying base prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks in this prospectus supplement, the accompanying base prospectus, and the documents incorporated into each by reference, including those in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 17, 2022, and the documents we have incorporated by reference in this prospectus supplement, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus supplement entitled “Where You Can Find Additional Information.”

It is not possible to predict the actual number of Ordinary Shares we will sell under the Equity Distribution Agreement, or the gross proceeds resulting from those sales.

We have entered into Equity Distribution Agreement with Citigroup Global Markets Inc. and Barclays Capital Inc. as sales agents, for the offer and sale of our Ordinary Shares having an aggregate offering price of up to $100.0 million, which are being offered hereby. We also may sell Ordinary Shares to Citigroup Global Markets Inc. and Barclays Capital Inc., as principals for their own respective accounts, at a price per share agreed upon at the time of sale. Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, including that we may only submit orders to not more than one of Citigroup Global Markets Inc. and Barclays Capital Inc. relating to the sale of our Ordinary Shares on any given day, we have the discretion to deliver a placement notice to Citigroup Global Markets Inc. and Barclays Capital Inc. at any time throughout the term of the Equity Distribution Agreement. The number of Ordinary Shares that are sold through Citigroup Global Markets Inc. and Barclays Capital Inc. after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Ordinary Shares during the sales period, the limits we set with Citigroup Global Markets Inc. and Barclays Capital Inc. in any applicable placement notice, and the demand for our Ordinary Shares during the sales period. Because the price of each Ordinary Share sold will fluctuate during the sales period, it is not currently possible to predict the number of Ordinary Shares that will be sold or the gross proceeds to be raised in connection with those sales.

The Ordinary Shares offered under this prospectus supplement and the accompanying base prospectus may be sold by any method that is deemed to be an “at-the-market offering,” and investors who buy Ordinary Shares at different times under this prospectus supplement and the accompanying base prospectus will likely pay different prices.

Investors who purchase Ordinary Shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Ordinary Shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their Ordinary Shares as a result of Ordinary Share sales made at prices lower than the prices they paid.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or the market value of our Ordinary Shares.

The price of our Ordinary Shares may be volatile.

The price of our Ordinary Shares may be volatile and may fluctuate due to factors including:

●	our payment of dividends to our shareholders;

●	actual or anticipated fluctuations in quarterly and annual results;

●	fluctuations in the seaborne transportation industry, including fluctuations in the LNG carrier market;

●	mergers and strategic alliances in the shipping industry;

●	changes in governmental regulations or maritime self-regulatory organization standards;

●	shortfalls in our operating results from levels forecasted by securities analysts;

●	announcements concerning us or our competitors;

●	the failure of securities analysts to publish research about us, or analysts making changes in their financial estimates;

●	general economic conditions;

●	terrorist acts;

●	business interruptions caused by the COVID-19 pandemic;

●	future sales of our Ordinary Shares or other securities;

●	investors’ perception of us and the LNG shipping industry;

●	the general state of the securities market; and

●	other developments affecting us, our industry or our competitors.

Securities markets worldwide are experiencing significant price and volume fluctuations, especially due to factors relating to the COVID-19 pandemic. The market price for our Ordinary Shares is volatile. The trading price of our Ordinary Shares during the period from January 1, 2022 to November 11, 2022, has ranged from a low of $18.00 per Ordinary Share to a high of $35.95 per Ordinary Share. This market and share price volatility relating to the effects of COVID-19, as well as general economic, market or political conditions, has and could further reduce the market price of our Ordinary Shares in spite of our operating performance and could also increase our cost of capital, which could prevent us from accessing debt and equity capital on terms acceptable to us or at all.

We may issue additional Ordinary Shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Ordinary Shares.

We may issue additional Ordinary Shares or other equity securities of equal or senior rank in the future in connection with, among other things, business combinations, acquisitions of vessels or related businesses, expansion of our operations, repayment of outstanding indebtedness, share repurchases, short term investments, our dividend reinvestment plan, or for other uses, without shareholder approval, in a number of circumstances. Our issuance of additional Ordinary Shares or other equity securities of equal or senior rank would have, without limitation, the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available for dividends payable on our Ordinary Shares may decrease;

●	the relative voting strength of each previously outstanding Ordinary Shares may be diminished; and

●	the market price of our Ordinary Shares may decline.

In addition, because the sales of our Ordinary Shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of our Ordinary Shares offered hereby may suffer significant dilution if the price they pay is higher than the price paid by other purchasers of our Ordinary Shares.

Changes in our dividend policy could adversely affect holders of our Ordinary Shares.

Any dividend on our Ordinary Shares that we declare is at the discretion of our Board of Directors and subject to the requirements of Bermuda law. We cannot assure you that we will pay any dividend or that our dividends will not be reduced or eliminated in the future. Our profitability and corresponding ability to pay dividends is substantially affected by amounts we receive through charter hire and profit sharing payments from our charterers. Our entitlement to profit sharing payments, if any, is based on the financial performance of our vessels, which is outside of our control. If our charter hire and profit sharing payments decrease substantially, we may not be able to continue to pay dividends at present levels, or at all. We are also subject to contractual limitations on our ability to pay dividends pursuant to certain debt agreements, and we may agree to additional limitations in the future. Additional factors that could affect our ability to pay dividends include statutory and contractual limitations on the ability of our subsidiaries to pay dividends to us, including under current or future debt arrangements including those of our equity investees.

Because we are a Bermuda exempted company, our shareholders may have less recourse against us or our directors than shareholders of a U.S. company have against the directors of that U.S. Company.

Because we are a Bermuda company, the rights of holders of our Ordinary Shares will be governed by Bermuda law and our memorandum of continuance and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders in other jurisdictions, including with respect to, among other things, rights related to interested directors, amalgamations, mergers and acquisitions, takeovers, the exculpation and indemnification of directors and shareholder lawsuits.

Among these differences is a Bermuda law provision that permits a company to exempt a director from liability for any negligence, default, or breach of a fiduciary duty except for liability resulting directly from that director’s fraud or dishonesty. Our bye-laws provide that no director or officer shall be liable to us or our shareholders unless the director’s or officer’s liability results from that person’s fraud or dishonesty. Our bye-laws also require us to indemnify a director or officer against any losses incurred by that director or officer resulting from their negligence or breach of duty, except where such losses are the result of fraud or dishonesty. Accordingly, we carry directors’ and officers’ insurance to protect against such a risk.

In addition, under Bermuda law, the directors of a Bermuda company owe their duties to that company and not to the shareholders. Bermuda law does not, generally, permit shareholders of a Bermuda company to bring an action for a wrongdoing against the company or its directors, but rather the company itself is generally the proper plaintiff in an action against the directors for a breach of their fiduciary duties. Moreover, class actions and derivative actions are generally not available to shareholders under Bermuda law. These provisions of Bermuda law and our bye-laws, as well as other provisions not discussed here, may differ from the law of jurisdictions with which shareholders may be more familiar and may substantially limit or prohibit a shareholder’s ability to bring suit against our directors or in the name of the company. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it. However, generally a derivative action will not be permitted where there is an alternative action available that would provide an adequate remedy. Any property or damages recovered by derivative action go to the company, not to the plaintiff shareholders. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company or that the company be wound up.

It is also worth noting that under Bermuda law, our directors and officers are required to disclose to our Board of Directors any interests they have in any material contract entered into by our company or any of its subsidiaries. Our directors and officers are also required to disclose their material interests in any corporation or other entity which is party to a material contract with our company or any of its subsidiaries. A director who has disclosed his or her interests in accordance with Bermuda law may participate in any meeting of our Board of Directors, and may vote on the approval of a material contract, notwithstanding that he or she has an interest.

USE OF PROCEEDS

We intend to use the net proceeds from any sales of Ordinary Shares from this offering, after deducting the sales agents’ commissions and our offering expenses, for general corporate purposes, including working capital. We continuously evaluate potential transactions that we believe will be accretive to earnings, enhance shareholder value or are in the best interests of the Company. Any funds received may be used by us for any corporate purpose, which may include pursuit of other business combinations, the acquisition of vessels or related businesses, the expansion of our operations, repayment of existing debt, share repurchases, short term investments or other uses.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2022, on:

●	an actual basis;

●	an as adjusted basis to give effect to the following events that have occurred between September 30, 2022 and November 15, 2022:

●	loan and lease financing payments of $207.4 million; and

●	an as further adjusted basis to give effect to the issuance and sale of Ordinary Shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 2,903,557 Ordinary Shares using an assumed price of $34.01 per share, which was the closing price of our Ordinary Shares on the NYSE on November 11, 2022, resulting in assumed net proceeds of approximately $98.8 million, after sales commissions and estimated offering expenses. The actual number of Ordinary Shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

You should read the information below in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and the consolidated financial statements and related notes included in our unaudited condensed consolidated interim financial statements on Form 6-K for the nine months ended September 30, 2022, filed with the Commission on November 15, 2022, and incorporated by reference herein.

(in thousands of $)	Actual	As adjusted	As further adjusted for this offering
Cash and cash equivalents	$271,124	$63,706	$162,456
Debt
Secured bank debt	$1,106,628	$906,628	$906,628
Lease debt financing	$606,345	$598,927	$598,927
Total debt	$1,712,973	$1,505,555	$1,505,555
Share capital	$5,411	$5,411	$5,701
Additional paid in capital	$1,188,886	$1,188,886	$1,287,346
Other equity	$(303,249)	$(303,249)	$(303,249)
Total shareholders’ equity	$891,048	$891,048	$989,798
Total capitalization (1)	$2,604,021	$2,396,603	$2,495,353

(1)	The total capitalization equals total debt plus shareholders’ equity.

DIVIDEND POLICY

Holders of Ordinary Shares are entitled to receive dividend and distribution payments, pro rata based on the number of Ordinary Shares held, when, as and if declared by the Board of Directors, in its sole discretion. Any dividends declared will be at the discretion of the Board of Directors and will depend upon our financial condition, earnings and other factors.

As a Bermuda exempted company, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment;

●	we will not be able to pay our liabilities as they fall due; or

●	the realizable value of our assets will thereby be less than our liabilities.

In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders will depend on our subsidiaries’ distributing to us their earnings and cash flow. Some of our loan agreements currently limit or prohibit our subsidiaries’ ability to make distributions to us and our ability to make distributions to our shareholders.

We can give no assurance that dividends will be declared and paid in the future or the amount of such dividends if declared and paid.

For the years ended December 31, 2021, 2020 and 2019, we paid aggregate dividends to our shareholders in the amount of $98.9 million, $10.8 million and $5.4 million, respectively. For the period from January 1, 2022 through September 30, 2022, we paid aggregate dividends to our shareholders in the amount of $146.1 million. We have paid the following dividends per share in respect of the periods set forth below:

Date paid(1)	Dividends per share
September 13, 2022	$1.25	(2)(3)
June 7, 2022	$0.75
March 15, 2022	$0.75
December 14, 2021	$0.75
September 16, 2021	$0.40
June 16, 2021	$0.40
March 17, 2021	$0.30
December 17, 2020	$0.10
March 25, 2020	$0.10
December 18, 2019	$0.10

(1)	On November 14, 2022, the Company’s Board of Directors declared a cash dividend for the third quarter of 2022 of $0.75 per share. The dividend will be paid on or around December 6, 2022, to shareholders on record as of December 1, 2022. The ex-dividend date will be November 30, 2022.
(2)	On August 23, 2022, the Company’s Board of Directors declared a cash dividend for the second quarter of 2022 of $0.75 per share. The dividend was paid on September 13, 2022, to shareholders on record as of September 8, 2022. The ex-dividend date was September 7, 2022.
(3)	Also on August 23, 2022, the Company’s Board of Directors declared a cash dividend for the second quarter of 2022 of $0.50 per share, in addition to the dividend referenced in the immediately preceding paragraph. This dividend is a special, one-time dividend and was paid on September 13, 2022, to shareholders on record as of September 8, 2022. The ex-dividend date was September 7, 2022.

All declarations of dividends are subject to the determination and discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s results of operations, financial condition, level of indebtedness, anticipated capital requirements, contractual restrictions, restrictions in its debt agreements, restrictions under applicable law, its business prospects and other factors that the Board of Directors may deem relevant.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the description of our capital stock and the material terms of our memorandum of continuance (“Memorandum of Continuance”), and bye-laws (“Bye-laws”). Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of registrants securities, the material terms of our Memorandum of Continuance and Bye-laws contained in our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 17, 2022, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein, together with our Memorandum of Continuance and Bye-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information.”

Purpose

Our Memorandum of Continuance and Bye-laws are filed as Exhibits 1.1 and 1.2 to our Annual Report on Form 20-F for the year ended December 31, 2021, and are hereby incorporated by reference into this prospectus supplement.

The purposes and powers of the Company are set forth in Items 6 and 7 of the Memorandum of Continuance. The Company has the capacity, rights, powers and privileges of a natural person, and the objects of the Company are unrestricted.

Memorandum of Continuance and Bye-laws

Our corporate affairs are governed by our Memorandum of Continuance and Bye-laws, and by the Companies Act.

You should be aware that the Companies Act differs in certain material respects from the laws generally applicable to U.S. companies incorporated in the State of Delaware. Accordingly, you may have more difficulty protecting your interests under Bermuda law in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, such as the State of Delaware.

The Bye-laws were adopted by our shareholders on June 8, 2017, and were amended by a resolution of the shareholders at the annual general meeting held on September 13, 2019.

Share History

In 2014, Geveran Trading Co. Ltd., or Geveran, increased its ownership in our Ordinary Shares to 43.3% and became obliged to conduct a mandatory offer for our Ordinary Shares, which resulted in Geveran owning 82% of our issued and outstanding Ordinary Shares at that time. As of November 11, 2022, Geveran owns 46.4% of our issued and outstanding Ordinary Shares.

On March 7, 2019, we effected a 1-for-10 reverse stock split of our then-outstanding Ordinary Shares. The reverse stock split reduced the number of our issued and outstanding Ordinary Shares from 541,043,903 shares to 54,103,993 shares and affected all issued and outstanding Ordinary Shares (the “Reverse Stock Split”). The number of our authorized Ordinary Shares was consequently reduced from 100,000,000,000 to 10,000,000,000 and the par value increased from $0.01 per share to $0.10 per share. The terms of our Ordinary Shares were not affected by the reverse stock split.

On November 19, 2020, our Board of Directors authorized a share buy-back program (our “buy-back program”) to purchase up to an aggregate of 4,110,584 of our Ordinary Shares for the purpose of increasing shareholder value with a maximum amount to be paid per share under our buy-back program (a “maximum price”) of $10.00 or the equivalent in NOK if purchased on the OSE. On February 16, 2021, our Board of Directors authorized the increase of the maximum price from $10.00 to $12.00, or equivalent in NOK if bought at the OSE. On May 20, 2021, our Board of Directors increased the maximum price from $12.00 to $14.00; and on August 16, 2021, our Board of Directors further increased the maximum price from $14.00 to $15.00. Our buy-back program commenced on November 19, 2020 ended as scheduled on November 19, 2021. During the period from November 19, 2020, through November 19, 2021, the Company repurchased an aggregate of 980,000 Ordinary Shares for an aggregate purchase price of NOK81.5 million, or $9.4 million, at an average purchase price of NOK83.13, or $9.64, per share.

Description of Ordinary Shares

Each outstanding Ordinary Share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of Ordinary Shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Ordinary Shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of Ordinary Shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of Ordinary Shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.

Issued and Authorized Capitalization

As of November 11, 2022, we have 53,272,399 Ordinary Shares issued and outstanding.

Voting Rights

The holders of our Ordinary Shares will be entitled to one vote per share on each matter requiring the approval of the holders of the Ordinary Shares. At any annual or special general meeting of shareholders where there is a quorum, a simple majority vote will generally decide any matter, unless a different vote is required by express provision of the Bye-laws or the Companies Act.

The Companies Act and our Bye-laws do not confer any conversion or sinking fund rights attached to our Ordinary Shares.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of Ordinary Shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Listing

Our Ordinary Shares are listed on the NYSE and OSE under the symbol “FLNG.”

Limitations on Ownership

Our Ordinary Shares may be freely transferred among persons who are residents and non-residents of Bermuda.

Description of Preferred Shares

The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our Ordinary Shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.

TAXATION

The following is a discussion of the material U.S. federal income and Bermuda tax considerations relevant to the purchase, ownership and sale by a U.S. Holder and a Non-U.S. Holder, each as defined below, of Ordinary Shares acquired pursuant to this prospectus supplement. This discussion does not purport to deal with the tax consequences of owning our Ordinary Shares to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our Ordinary Shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities who have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partners or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our stock, investors that are subject to “base erosion and anti-avoidance tax” and investors that are required to recognize income no later than when such income is recognized on an applicable financial statement, may be subject to special rules. This discussion deals only with holders who purchased Ordinary Shares in this offering and hold such Ordinary Shares as a capital asset. This discussion does not purport to deal with the tax consequences of owning our Ordinary Shares by holders of convertible notes being concurrently offered. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares.

U.S. Taxation

Taxation of the Company’s Shipping Income: In General

The Company, through its subsidiaries, anticipates that it will derive a significant portion of its gross income from the use and operation of vessels in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease from time or voyage charters and the performance of services directly related thereto, which the Company refers to as “shipping income.”

Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. The Company is not permitted by law to engage in transportation that gives rise to 100% U.S. source income.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to U.S. federal income tax.

Based upon the Company’s anticipated shipping operations, the Company’s vessels will operate in various parts of the world, including to or from U.S. ports. Unless exempt from U.S. federal income taxation under Section 883 of the Code, the Company will be subject to U.S. federal income taxation, in the manner discussed below, to the extent its shipping income is considered derived from sources within the United States.

Application of Section 883 of the Code

Under the relevant provisions of Section 883 of the Code, or Section 883, the Company will be exempt from U.S. federal income taxation on its U.S. source shipping income if:

(i) it is organized in a “qualified foreign country,” which is one that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883, and which the Company refers to as the Country of Organization Requirement; and

(ii) it can satisfy any one of the following two stock ownership requirements for more than half the days during the taxable year:

(A) the Company’s stock is “primarily and regularly traded on an established securities market” located in the United States or a “qualified foreign country,” which the Company refers to as the “Publicly-Traded Test”; or

(B) more than 50% of the Company’s stock, in terms of value, is beneficially owned by any combination of one or more individuals who are residents of a “qualified foreign country” or foreign corporations that satisfy the Country of Organization Requirement and the Publicly-Traded Test, which the Company refers to as the 50% Ownership Test. The Marshall Islands, Malta and Cyprus, the countries of incorporation of certain of the Company’s vessel-owning subsidiaries, are “qualified foreign countries.” Accordingly, the Company and its vessel-owning subsidiaries satisfy the Country of Organization Requirement.

Therefore, the Company’s eligibility to qualify for exemption under Section 883 is wholly dependent upon being able to satisfy one of the stock ownership requirements.

As discussed below, for the 2021 taxable year we believe the Company satisfied the Publicly-Traded Test, since, on more than half the days in the taxable year we believe the Company’s Ordinary Shares were primarily and regularly traded on an established securities market in the United States, namely the NYSE. It is anticipated the Company will continue to satisfy the Publicly-Traded Test in the current taxable year, although no assurance can be given in this regard.

As to the Publicly-Traded Test, the Treasury Regulations under Section 883 provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country.

The Publicly-Traded Test also requires our Ordinary Shares be “regularly traded” on an established securities market. Under the Treasury Regulations, our Ordinary Shares are considered to be “regularly traded” on an established securities market if shares representing more than 50% of our outstanding Ordinary Shares, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on the market, referred to as the “listing threshold.” The Treasury Regulations further require that with respect to each class of stock relied upon to meet the listing threshold (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year, which is referred to as the “trading frequency test”, and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year (as appropriately adjusted in the case of a short taxable year), which is referred to as the “trading volume test.” Even if we do not satisfy both the trading frequency and trading volume tests, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if our Ordinary Shares are traded on an established securities market in the United States and such stock is regularly quoted by dealers making a market in our Ordinary Shares, such as the NYSE on which our Ordinary Shares are listed.

Notwithstanding the foregoing, our Ordinary Shares will not be considered to be regularly traded on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding Ordinary Shares are owned, actually or constructively under certain stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the value of our Ordinary Shares, which we refer to as the 5 Percent Override Rule.

In order to determine the persons who actually or constructively own 5% or more of our Ordinary Shares, or 5% Shareholders, we are permitted to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the U.S. Securities and Exchange Commission as having a 5% or more beneficial interest in our Ordinary Shares. In addition, an investment company identified on a Schedule 13G or Schedule 13D filing that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

In the event the 5 Percent Override Rule is triggered, the 5 Percent Override Rule will nevertheless not apply if we can establish that among the closely-held group of 5% Shareholders, there are sufficient 5% Shareholders that are considered to be “qualified shareholders” for purposes of Section 883 to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of our Ordinary Shares for more than half the number of days during the taxable year.

In any year that the 5 Percent Override Rule is triggered with respect to us, we are eligible for the exemption from tax under Section 883 only if we can nevertheless satisfy the Publicly-Traded Test (which requires, among other things, showing that the exception to the 5 Percent Override Rule applies) or if we can satisfy the 50% Ownership Test. In either case, certain substantiation and reporting requirements regarding the identity of our shareholders must be satisfied in order to qualify for the Section 883 exemption. These requirements are onerous and there is no assurance that we would be able to satisfy them.

Taxation in Absence of the Section 883 Exemption

To the extent the benefits of Section 883 are unavailable with respect to any item of U.S. source income, the Company’s U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the “4% gross basis tax regime.” Since, under the sourcing rules described above, no more than 50% of the Company’s shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on the Company’s shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed a rate of 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings “effectively connected” with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such U.S. trade or business.

Our U.S. source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

(i) we had, or were considered to have, a fixed place of business in the United States involved in the earning of U.S. source shipping income; and

(ii) substantially all of our U.S. source shipping income were attributable to regularly scheduled transportation, such as the operation of a vessel that followed a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or, in the case of income from the chartering of a vessel, were attributable to a fixed place of business in the United States.

We do not have, nor will we permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source shipping income is or will be “effectively connected” with the conduct of a U.S. trade or business.

Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

U.S. Taxation of Our Other Income

In addition to our shipping operations, we charter drill rigs to third parties who conduct drilling operations in various parts of the world. Since we are not engaged in a trade or business in the United States, we do not expect to be subject to U.S. federal income tax on any of our income from such charters.

Taxation of U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder, as defined below, with respect to our Ordinary Shares. This discussion does not purport to deal with the tax consequences of owning our Ordinary Shares to all categories of investors, some of which may be subject to special rules. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares.

As used herein, the term U.S. Holder means a beneficial owner of our Ordinary Shares that (i) is a U.S. citizen or resident, a U.S. corporation or other U.S. entity taxable as a corporation, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (a) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a United States person for U.S. federal income tax purposes, (ii) owns our Ordinary Shares as a capital asset, generally, for investment purposes, and (iii) owns less than 10% of our Ordinary Shares for U.S. federal income tax purposes.

If a partnership holds our Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our Ordinary Shares, you are encouraged to consult your own tax advisor regarding this issue.

Distributions

Subject to the discussion below under “Passive Foreign Investment Company Status and Significant Tax Consequences”, any distributions made by us with respect to our Ordinary Shares to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his or her Ordinary Shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.

Dividends paid on our Ordinary Shares to a U.S. Holder who is an individual, trust or estate, which we refer to as a U.S. Individual Holder, will generally be treated as “qualified dividend income” that is taxable to such U.S. Individual Holders at preferential tax rates, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States (such as the NYSE, on which our Ordinary Shares are listed); (2) we are not a passive foreign investment company, or PFIC, for the taxable year during which the dividend is paid or the immediately preceding taxable year (see discussion below); and (3) the U.S. Individual Holder has owned the ordinary shares for more than 60 days in the 121-day period beginning 60 days before the date on which the ordinary shares become ex-dividend.

There is no assurance that any dividends paid on our Ordinary Shares will be eligible for these preferential rates in the hands of a U.S. Individual Holder. Any dividends paid by the Company which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Status and Significant Tax Consequences”, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our Ordinary Shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such ordinary shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares is greater than one year at the time of the sale, exchange or other disposition. Otherwise, it will be treated as short-term capital gain or loss. Long term capital gains of a U.S. Individual Holder may be eligible for preferential tax rates. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our Ordinary Shares, either at least 75% of our gross income for such taxable year consists of “passive income” (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), or at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, “passive income.”

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

Although there is no legal authority directly on point, we believe that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering activities of our wholly owned subsidiaries more likely than not constitutes services income, rather than rental income. Correspondingly, we believe that such income does not constitute “passive income,” and the assets that we or our wholly owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. This position is principally based upon the positions that (1) our time charter income will constitute services income, rather than rental income, and (2) Frontline Management and Golden Ocean Management, which provide services to certain of our time-chartered vessels, will be respected as separate entities from Frontline Shipping and the Golden Ocean Charterer, with which they are respectively affiliated.

We intend to take the position that we were not a PFIC for our 2021 taxable year. For the 2022 taxable year and future taxable years, depending upon the relative amount of income we derive from our various assets as well as their relative fair market values, it is possible that we may be treated as a PFIC.

We note that there is no direct legal authority under the PFIC rules addressing our current and proposed method of operation. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future. Accordingly, no assurance can be given that the IRS or a court of law will accept our position, and there is a significant risk that the IRS or a court of law could determine that we are a PFIC.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, which election we refer to as a QEF Election. As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our Ordinary Shares, as discussed below, and which election we refer to as a Mark-to-Market Election. In any event, if we were to be treated as a PFIC for any taxable year, a U.S. Holder may be required to file IRS form 8621 with the IRS for that year with respect to such U.S. Holder’s ordinary shares.

This discussion does not discuss all of the relevant material considerations that apply to holders of our convertible notes. Please refer to offering materials for such notes for a discussion of the PFIC considerations applicable to holders of our notes.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF Election, which U.S. Holder we refer to as an “Electing Holder”, the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the ordinary shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the ordinary shares and will not be taxed again once distributed. A U.S. Holder may make a QEF Election with respect to any taxable year that we are a PFIC by filing one copy of IRS Form 8621 with its U.S. federal income tax return. To make a QEF Election, a U.S. Holder must receive annually certain tax information from us. There can be no assurances that we will be able to provide such information annually. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our Ordinary Shares.

Taxation of U.S. Holders Making a Mark-to-Market Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our Ordinary Shares are treated as “marketable stock,” a U.S. Holder would be permitted to make a Mark-to-Market Election with respect to our Ordinary Shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the ordinary shares at the end of the taxable year over such holder’s adjusted tax basis in the Ordinary Shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the Ordinary Shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s tax basis in its Ordinary Shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our Ordinary Shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the Ordinary Shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF Election or a Mark-to-Market Election for the first year in which they hold (or are deemed to hold) Ordinary Shares, whom we refer to as a Non-Electing Holder, would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our Ordinary Shares in a taxable year in excess of 125 % of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the Ordinary Shares), and (2) any gain realized on the sale, exchange or other disposition of our Ordinary Shares. Under these special rules:

(i) the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the Ordinary Shares;

(ii) the amount allocated to the current taxable year and any taxable years before the Company became a PFIC would be taxed as ordinary income; and

(iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a pension or profit-sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our Ordinary Shares. If we were a PFIC, and a Non-Electing Holder who is an individual died while owning our Ordinary Shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such Ordinary Shares.

Taxation of Non-U.S. Holders

A beneficial owner of ordinary shares (other than a partnership) that is not a U.S. Holder is referred to herein as a Non-U.S. Holder.

Dividends on Ordinary Shares

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our Ordinary Shares, unless that dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is taxable, or taxable at the full rate, only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Ordinary Shares

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our Ordinary Shares, unless:

(i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if the Non-U.S. Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

(ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the Ordinary Shares, including dividends and the gain from the sale, exchange or other disposition of the Ordinary Shares, that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to “backup withholding” if you are a non-corporate U.S. Holder and you:

(i) fail to provide an accurate taxpayer identification number;

(ii) are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or

(iii) in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an applicable IRS Form W-8.

If you are a Non-U.S. Holder and you sell your Ordinary Shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or otherwise establish an exemption. If you sell your Ordinary Shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, including a payment made to you outside the United States, if you sell your Ordinary Shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, our Ordinary Shares, unless the shares are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.

Bermuda Taxation

Under current Bermuda law, we are not subject to tax on income or capital gains. We have received from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We and our subsidiaries incorporated in Bermuda pay annual government fees to the Bermuda government.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with Citigroup Global Markets Inc. and Barclays Capital Inc. as sales agents, under which we may offer and sell our Ordinary Shares having an aggregate offering price of up to $100.0 million. We have filed the Equity Distribution Agreement as an exhibit to a Current Report on Form 6-K, which is incorporated by reference in this prospectus supplement. The sales, if any, of Ordinary Shares made under the Equity Distribution Agreement will be made by means of ordinary brokers’ transactions on the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions, or as otherwise agreed upon by the sales agents and us. The sales agents will not engage in any prohibited stabilizing transactions.

Under the terms of the Equity Distribution Agreement, we also may sell Ordinary Shares to our sales agents as principals for their own accounts at a price agreed upon at the time of the sale. If we sell Ordinary Shares to any such sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe that agreement in a separate prospectus supplement or free writing prospectus.

We will designate the maximum number of Ordinary Shares to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per ordinary share at which such Ordinary Shares may be sold. Subject to the terms and conditions of the Equity Distribution Agreement, the sales agents will use their reasonable efforts to sell on our behalf all of the designated shares of Ordinary Shares. We may instruct the sales agents not to sell any Ordinary Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of Ordinary Shares at any time and from time to time by notifying the other party.

The sales agents will provide to us written confirmation following the close of trading on the NYSE each day in which Ordinary Shares are sold by them as our agents under the Equity Distribution Agreement. Each confirmation will include the number of Ordinary Shares sold on that day, the gross sales proceeds, the net proceeds to us (after regulatory transaction fees, if any, but before other expenses) and the compensation payable by us to the sales agents. We will report at least quarterly the number of Ordinary Shares sold through the sales agents under the Equity Distribution Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the sales agents in connection with the sales of the Ordinary Shares.

We will pay each sales agent a commission of up to 2.00% of the gross sales price per Ordinary Share sold through it as our agent under the Equity Distribution Agreement. We have agreed to reimburse the sales agents for certain expenses.

Settlement for sales of Ordinary Shares by sales agents will generally occur on the second business day, subject to then applicable regulations, following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or the sales agents have reason to believe that our Ordinary Shares are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such party will promptly notify the other, and sales of Ordinary Shares pursuant to the Equity Distribution Agreement or any terms agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of Ordinary Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the sale of all Ordinary Shares subject to the Equity Distribution Agreement or (2) the termination of the Equity Distribution Agreement either by us or by each of the sales agents.

In connection with the sale of the Ordinary Shares on our behalf, the sales agents may be each deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

Relationship with the Sales Agents

The sales agents and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of certain of the sales agents are lenders under our “credit facilities”. To the extent we use proceeds from this offering to repay indebtedness under our credit facilities, such affiliate may receive proceeds from this offering.

In addition, in the ordinary course of their various business activities, the sales agents and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and instruments (directly, as collateral securing other obligations or otherwise) and persons and entities with relationships with us. From time to time, certain of the sales agents and their affiliates may hold on behalf of themselves, or their customers, long and short positions in such assets, securities and instruments. The sales agents and their affiliates may also communicate independent investment recommendations, market color or trading ideas and publish or express independent research views in respect of such assets, securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such assets, securities and instruments.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.

Commission Registration Fee	$11,020
Legal Fees and Expenses	$150,000
Accountants’ Fees and Expenses	$49,000
Miscellaneous Costs	$4,980
Total	$215,000

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and Marshall Islands law. The sales agents are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Flex LNG Ltd. appearing in Flex LNG Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2021 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young AS is located at Dronning Eufemias gate 6, Postboks 1156 Sentrum, Oslo 0107, Norway.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are parts of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus supplement is part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to those filed documents. The information listed below filed by the Company is incorporated by reference and is considered to be a part of this prospectus supplement, and information that the Company files later with the Commission before all of the securities offered by this prospectus supplement are sold will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

●	The Company’s Report of Foreign Issuer on Form 6-K, filed with the Commission on November 15, 2022;

●	The Company’s Report of Foreign Issuer on Form 6-K, filed with the Commission on August 25, 2022;

●	The Company’s Report of Foreign Issuer on Form 6-K, filed with the Commission on May 13, 2022;

●	The description of our Ordinary Shares, filed as Exhibit 2.2. to the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 17, 2022, including any subsequent amendments or reports filed for the purpose of updating such description; and

●	The Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 17, 2022, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that the Company furnishes to the Commission after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying base prospectus.

We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the sales agents have not, authorized any other person to provide you with different information. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person to whom this prospectus supplement is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office at the following address:

FLEX LNG Ltd.

Par-la-Ville-Place, 4th Floor

14 Par-la-Ville Road

Hamilton HM 08, Bermuda

c/o Flex LNG Management AS

Bryggegata 3, 0250 Oslo, Norway

Tel: +47 23 11 4000

Email: IR@flexlng.com

Attn: Principal Financial Officer

INFORMATION PROVIDED BY THE COMPANY

The Company will furnish holders of its Ordinary Shares with annual reports containing audited financial statements and a report by its independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While the Company furnishes proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” the Company’s officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

$500,000,000

FLEX LNG Ltd.

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Purchase Contracts

Rights

Units

Through this prospectus, FLEX LNG Ltd. (the “Company”) may periodically offer:

(1)	ordinary shares;

(2)	preferred shares;

(3)	debt securities;

(4)	warrants;

(5)	purchase contracts;

(6)	its rights; and

(7)	its units.

The Company may also offer securities of the type listed above that are convertible or exchangeable into one or more of the securities listed above.

The prices and other terms of the securities of the Company that are covered by this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.

The Company’s ordinary shares are currently listed on the New York Stock Exchange (“NYSE”), and the Oslo Stock Exchange (“OSE”), under the symbol “FLNG.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 8 of this prospectus and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2021.

i

ABOUT THIS PROSPECTUS

Unless otherwise specified, when used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to FLEX LNG Ltd. and its subsidiaries.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below and any documents incorporated by reference in this prospectus and in any prospectus supplement.

This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”

Specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that, where any equity securities of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda Law. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus of the registration statement of which it forms part. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

FLEX LNG Ltd.

We are a growth-oriented owner and commercial operator of fuel efficient, fifth generation LNG carriers. As of October 1, 2021, we own and operate i) nine M-type, Electronically Controlled, Gas Injection (“MEGI”) LNG carriers, of which four have Partial Re-liquefaction Systems (“PRS”) installed and three have Full Re-liquefaction Systems (“FRS”) installed, and, ii) four Generation X Dual Fuel (“X-DF”) LNG carriers, which we collectively refer to as our “Fleet”. Our business currently focuses on the expansion of our Fleet and execution of our chartering strategy to seek balanced employment for the vessels in our Fleet, through actively marketing our vessels in both the term and spot market.

Our Fleet

The following table sets forth additional information about our Fleet as of October 1, 2021:

Vessel Name	Cargo Capacity (cbm)	Propulsion	Year Built	Shipyard(1)	Charter expiration(2)
Flex Endeavour	173,400	MEGI + PRS	2018	DSME	Q1 2025(3)
Flex Enterprise	173,400	MEGI + PRS	2018	DSME	Q1 2022(4)
Flex Ranger	174,000	MEGI	2018	SHI	Q1 2025(3)
Flex Rainbow	174,000	MEGI	2018	SHI	Q1 2022(5)
Flex Constellation	173,400	MEGI + PRS	2019	DSME	Q2 2024(6)
Flex Courageous	173,400	MEGI + PRS	2019	DSME	Q1 2022
Flex Aurora	174,000	X-DF	2020	HSHI	Q1 2022
Flex Artemis(10)	173,400	MEGI + FRS	2020	DSME	Q3 2025(7)
Flex Resolute	173,400	MEGI + FRS	2020	DSME	Q1 2022
Flex Amber	174,000	X-DF	2020	HSHI	Q3 2022(8)
Flex Freedom	173,400	MEGI + FRS	2021	DSME	Q1 2027(9)
Flex Volunteer	174,000	X-DF	2021	HSHI	Spot
Flex Vigilant	174,000	X-DF	2021	HSHI	Q2 2024(3)

(1)	As used in this report, “DSME” means Daewoo Ship building and Marine Engineering Co. Ltd., “SHI” means Samsung Heavy Industries, and “HSHI” means Hyundai Samho Heavy Industries Co. Ltd. Each is located in South Korea.
(2)	The expiration of our charters is subject to re-delivery windows ranging from 15 to 45 days before or after the expiration date.
(3)	The charterer has the option to extend the charter for an additional two years.
(4)	The charterer has options to extend the charter for an additional two years, in 12-month periods.
(5)	The charterer has the option to extend the charter for an additional one year.
(6)	The charterer has the option to extend the charter for an additional three years.
(7)	The charterer has options to extend the charter for an additional five years, in 12-month periods.
(8)	The charterer has the option to extend the charter for an additional one year.
(9)	Flex Freedom’s existing charter with Asian-based energy company expires in Q1 2022 and the vessel will commence a new charter in direct continuation with an LNG portfolio player which will expire in Q1 2027. The charterer has the option to extend by an additional two years.
(10)	Formerly known as Flex Reliance.

Management Structure

General Management Agreements

We have entered into a general management agreement with Flex LNG Bermuda Management Limited, our wholly owned subsidiary, for the provision of management services, which primarily include, among others, general administration, contract management, corporate governance assistance, accounting service and operational support. Flex LNG Bermuda Management Limited has, in turn, subcontracted these services from certain of our other subsidiaries, including Flex LNG Management AS and Flex LNG Management Limited. We reimburse Flex LNG Bermuda Management Limited for expenses incurred in connection with providing these services to us, plus a mark-up, which fee is subject to annual review and adjustment. Each of the Company and Flex LNG Bermuda Management Limited may terminate the general management agreement upon twelve months’ prior written notice to the other party. In addition, we may terminate the general management agreement with immediate effect upon a breach of the agreement by Flex LNG Bermuda Management Limited that continues for a period of 14 days after the date on which we deliver written notice to Flex LNG Bermuda Management Limited of the breach.

We have an administrative services agreement with Frontline Management AS, or Frontline Management, a related party, under which they provide us with certain administrative support, technical supervision, purchase of goods and services within the ordinary course of business and other support services, for which we pay our allocation of the actual costs they incur on our behalf, plus a margin. Frontline Management may subcontract these services to other associated companies, including Frontline Management (Bermuda) Limited.

We also have a services agreement with Seatankers Management Co. Ltd., or Seatankers, a related party, under which they provide us with certain advisory and support services, for which we pay our allocation of the actual costs they incur on our behalf, plus a margin. We may terminate the services agreement upon not less than 20 business days’ written notice.

Technical Management and Support Services

The technical ship manager is responsible for the technical ship management of all of the vessels in our Fleet. Under the agreements between Flex LNG Fleet Management AS and our vessel owning subsidiaries, Flex LNG Fleet Management AS is paid a fixed fee of $272,500 per vessel per annum for the provision of technical management services for each of our vessels in operation. The fee is subject to annual review.

Recent and Other Developments

On November 19, 2020, our Board of Directors authorized a share buy-back program (our “buy-back program”) to purchase up to an aggregate of 4,110,584 of our ordinary shares for the purpose of increasing shareholder value with a maximum amount to be paid per share under our buy-back program (a “maximum price”) of $10.00 or the equivalent in NOK if purchased on the OSE. Between February and August 2021, in a series of actions, our Board of Directors authorized the increase in the maximum price that may be paid per ordinary share in our buy-back program from $10.00 to $15.00. The timing and amount of any repurchases will depend on legal requirements, market conditions, stock price, alternative uses of capital and other factors. We are not obligated under the terms of our buy-back program to repurchase any of our ordinary shares. Our buy-back program commenced on November 19, 2020 and will end on November 19, 2021. During the period from November 19, 2020 through October 1, 2021, we have repurchased an aggregate of 980,000 ordinary shares for an aggregate purchase price of NOK81.5 million, or $9.4 million, at an average purchase price of NOK83.13, or $9.64, per share. As of October 1, 2021, 3,130,584 ordinary shares remain available for repurchase.

In August 2021, an option was declared extending the variable rate time charter with an international energy major for Flex Amber, by an additional one year. The time charter was originally due to expire in the third quarter 2021 and will now expire in the third quarter 2022. The charterer has the option to extend the time charter by an additional one year period.

On August 16, 2021, the Company’s Board of Directors declared a cash dividend for the second quarter of 2021 of $0.40 per share. The dividend was paid on September 16, 2021, to shareholders on record as of September 2, 2021. The ex-dividend date was September 1, 2021.

On August 16, 2021, the Company issued 585,000 share options to members of top management. The share options will have a five-year term from September 7, 2021, with a three-year vesting period, whereby: 25% will vest after one year; 35% will vest after two years; and 40% will vest after three years. The options have an exercise price of: $14.00 for those vesting after one year; $15.60 for those vesting after two years; and $17.20 for those vesting after three years. The weighted average strike price of the options is $15.84 per share. The exercise price will be adjusted for any distribution of dividends made before the relevant options expire. The following allocation of options have been made:

●	Øystein Kalleklev, CEO of Flex LNG Management AS, has been allocated 250,000 options;

●	Halfdan Marius Foss, Head of Commercial Flex LNG Management AS, has been allocated 185,000 options;

●	Knut Traaholt, CFO of Flex LNG Management AS, has been allocated 120,000 options; and

●	Fergus Bristow, CAO of Flex LNG Management Ltd, has been allocated 30,000 options.

COVID-19 update

The spread of the novel coronavirus (hereinafter referred to as COVID-19), which was declared a pandemic by the World Health Organization on March 11, 2020, has had and continues to have a significant negative impact on the global economy and has caused significant volatility in the financial markets, the severity and duration of which remains uncertain. The COVID-19 virus outbreak has negatively impacted, and may continue to impact adversely, demand for energy including LNG. This has resulted in greater volatility in the price of LNG, which has seen a sharp decline. We are focused on maintaining our efficient operations and, above all, the health and safety of our seafarers and shore-based employees. Because of port restrictions and various quarantine measures, we continue to experience challenges with crew changes on the vessels in our Fleet and crewing of our newbuildings prior to delivery from the relevant shipyard. In light of these challenges our crew have had to and may in the future have to stay on board for longer periods and increased costs may occur in conjunction with crew changes on the vessels in our Fleet. The uncertainty in global capital and bank credit markets has also affected access and cost of new financing. In addition, the sharp decline in both short and long-term interest rates has reduced the overall cost of our floating rate debt, but has resulted in a significant loss, most of which is unrealized, on our interest rate swaps, whereby floating interest rates have been swapped to fixed interest rates.

We are unable to reasonably predict the estimated length or severity of the COVID-19 pandemic on our future operating results.

Corporate Information

We are an exempted company incorporated under the laws of Bermuda. Our registered office is at Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton, Bermuda. Our telephone number at that address is +1 441 295 69 35. Our website is www.flexlng.com. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s internet site is www.sec.gov. None of the information contained on these websites is incorporated into or forms a part of this prospectus.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

Our disclosure and analysis in this prospectus pertaining to our operations, cash flows and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We are taking advantage of the safe harbor provisions of the PSLRA and are including this cautionary statement in connection therewith. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “targets,” “potential,” “continue,” “contemplate,” “possible,” “likely,” “might,” “will,” “would,” “could,” “projects,” “forecasts,” “may,” “should” and similar expressions are forward-looking statements.

All statements in this prospectus that are not statements of either historical or current facts are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:

●	general LNG shipping market conditions, including fluctuations in charter rates and vessel values;

●	the volatility of prevailing spot market charter rates;

●	our future operating or financial results;

●	global and regional economic and political conditions or events, including “trade wars”;

●	fluctuations in interest rates and foreign exchange rates;

●	our business strategy and expected and unexpected capital spending and operating expenses, including dry-docking, insurance costs, crewing and bunker costs;

●	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels and risks associated with vessel construction and vessels’ useful lives;

●	LNG market trends, including charter rates and factors affecting supply and demand;

●	our financial condition and liquidity, including our ability to repay or refinance our indebtedness and obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	our ability to enter into time charters or other employment arrangements for our vessels after existing charters or employment arrangements expire and our ability to earn income in the spot market (which includes vessel employment under single voyage spot charters and time charters with an initial term of less than six months);

●	estimated future maintenance and replacement capital expenditures;

●	the expected cost of, and our ability to comply with, governmental regulations, including environmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

●	availability of and ability to maintain skilled labor, vessel crews and management;

●	our anticipated incremental general and administrative expenses as a publicly traded company;

●	customers’ increasing emphasis on environmental and safety concerns;

●	potential disruption of shipping routes due to accidents, political events, public health threats, international hostilities and instability, piracy or acts by terrorists; and

●	our ability to maintain relationships with major LNG producers and traders.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Item 3. Key Information—D. Risk Factors” our 2020 Annual Report on Form 20-F filed on March 17, 2021 (the “2020 Annual Report”). Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in governmental rules and regulations or actions taken by regulatory authorities including the implementation of new environmental regulations;

●	deterioration in world economic conditions, or in economic conditions in any of the geographic regions in which we conduct business, including additional adverse effects from global economic slowdown, banking and financial systems, terrorism or hostilities;

●	the impact of the discontinuance of the London Interbank Offered Rate, or LIBOR, after 2021 on interest rates of our debt that reference LIBOR;

●	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers’ abilities to perform under existing time charters;

●	shareholders’ reliance on the Company to enforce the Company’s rights against contract counterparties;

●	dependence on the ability of the Company’s subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;

●	the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus (“COVID-19”) and governmental responses thereto and the impact across our business on demand, operations in China and the Far East and knock-on impacts to our global operations;

●	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;

●	the arresting or attachment of one or more of the Company’s vessels by maritime claimants;

●	potential requisition of the Company’s vessels by a government during a period of war or emergency;

●	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;

●	being required to pay taxes on U.S. source income;

●	the Company’s operations being subject to economic substance requirements;

●	the potential for shareholders to not be able to bring a suit against the Company or enforce a judgement obtained against the Company in the United States;

●	the failure to protect the Company’s information systems against security breaches, or the failure or unavailability of these systems for a significant period of time;

●	the impact of adverse weather and natural disasters;

●	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;

●	technological innovation in the sector in which we operate and quality and efficiency requirements from customers;

●	increasing scrutiny and changing expectations with respect to environmental, social and governance policies;

●	the impact of public health threats and outbreaks of other highly communicable diseases;

●	the length and number of off-hire periods; and

●	other factors discussed in “Item 3. Key Information—D. Risk Factors” in the 2020 Annual Report.

You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable prospectus supplement hereto or in our 2020 Annual Report, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

CAPITALIZATION

Information about our capitalization will be included in future prospectus supplements (as applicable).

ENFORCEMENT OF CIVIL LIABILITIES

There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

DESCRIPTION OF SHARE CAPITAL

Purpose

Our Memorandum of Continuance and Bye-Laws are filed as Exhibits 1.1 and 1.2 to our 2020 Annual Report and are hereby incorporated by reference into this Registration Statement.

The purposes and powers of the Company are set forth in Items 6 and 7 of the Memorandum of Continuance. The Company has the capacity, rights, powers and privileges of a natural person, and the objects of the Company are unrestricted.

Memorandum of Continuance

Our corporate affairs are governed by our memorandum of continuance, or the Memorandum of Continuance and Bye-Laws, and by the Bermuda Companies Act 1981, as amended, or the Companies Act.

You should be aware that the Companies Act differs in certain material respects from the laws generally applicable to U.S. companies incorporated in the State of Delaware. Accordingly, you may have more difficulty protecting your interests under Bermuda law in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, such as the State of Delaware.

The Bye-Laws were adopted by our shareholders on June 8, 2017 and were amended by a resolution of the shareholders at the annual general meeting held on September 13, 2019.

Share History

In 2014, Geveran Trading Co. Ltd., or Geveran, increased its ownership in our ordinary shares to 43.3% and became obliged to conduct a mandatory offer for our ordinary shares, which resulted in Geveran owning 82% of our issued and outstanding ordinary shares at that time. As of September 14, 2021, Geveran owns 46.4% of our issued and outstanding ordinary shares.

In February 2017, we completed a Norwegian offering, or the First Norwegian Offering, of an aggregate of 7,243,478 ordinary shares (or 724,348 ordinary shares following the Reverse Stock Split, as defined below) at a subscription price of NOK 115.00 per share for gross proceeds of NOK 833 million (approximately $100 million, based on the prevailing exchange rate as of February 16, 2017). A portion of the proceeds of the First Norwegian Offering were used to repay certain of our indebtedness.

In March 2017, we issued 7,800,000 of our ordinary shares (or 780,000 ordinary shares following the Reverse Stock Split) to Geveran as partial consideration for our acquisition of the Flex Endeavour and the Flex Enterprise, which we purchased from entities related to Geveran through the novation of the newbuilding contracts for the vessels.

In May 2017, we completed a Norwegian Offering, or the Second Norwegian Offering, (which, together with the First Norwegian Offering, we refer to as the “2017 Norwegian Offerings”), of an aggregate of 8,947,916 ordinary shares (or 894,792 ordinary shares following the Reverse Stock Split) at a subscription price of NOK 120.00 per share for gross proceeds of NOK 1.07 billion (approximately $125 million, based on the prevailing exchange rate as of May 15, 2017).

In June 2017, we completed a Norwegian Offering of 3,797 ordinary shares (or 380 ordinary shares following the Reverse Stock Split) at a purchase price of NOK 115.00 per share for gross proceeds of approximately NOK 436,735 (approximately $51,633, based on the prevailing exchange rate as of June 6, 2017) to shareholders that were not allocated shares in the 2017 Norwegian Offerings or were residents in a jurisdiction that was not able to participate in the 2017 Norwegian Offerings.

In October 2018, we completed a Norwegian Offering, or the 2018 Norwegian Offering, of an aggregate of 17,293,894 ordinary shares (or 1,729,389 ordinary shares following the Reverse Stock Split) at a purchase price of NOK 142.50 per share for gross proceeds of approximately NOK 2.5 billion (approximately $300 million, based on the prevailing exchange rate as of October 15, 2018). The net proceeds of the 2018 Norwegian Offering were used to fund the advance payment portion of the purchase price of the vessels Flex Freedom, Flex Artemis (formerly known as Flex Reliance), Flex Resolute, Flex Volunteer and Flex Vigilant and for working capital and general corporate purposes. Geveran purchased 5,764,631 shares (or 576,463 ordinary shares following the Reverse Stock Split) in the 2018 Norwegian Offering at the subscription price of NOK 142.50 per share.

On March 7, 2019, we effected a 1-for-10 reverse stock split of our then-outstanding ordinary shares. The reverse stock split reduced the number of our issued and outstanding ordinary shares from 541,043,903 shares to 54,103,993 shares and affected all issued and outstanding ordinary shares (the “Reverse Stock Split”). The number of our authorized ordinary shares was consequently reduced from 100,000,000,000 to 10,000,000,000 and the par value increased from $0.01 per share to $0.10 per share. The terms of our ordinary shares were not affected by the reverse stock split.

On November 19, 2020, the Company’s Board of Directors authorized a share buy-back program (our “buy-back program”) to purchase up to an aggregate of 4,110,584 of our ordinary shares for the purpose of increasing shareholder value with a maximum amount to be paid per share under our buy-back program (a “maximum price”) of $10.00 or the equivalent in NOK if purchased on the OSE. On February 16, 2021, the Company’s Board of Directors authorized the increase of the maximum price from $10.00 to $12.00, or equivalent in NOK if bought at the OSE. On May 20, 2021, the Company’s Board of Directors increased the maximum price from $12.00 to $14.00; and on August 16, 2021, the Company’s Board of Directors further increased the maximum price from $14.00 to $15.00. The timing and amount of any repurchases will depend on legal requirements, market conditions, stock price, alternative uses of capital and other factors. The Company is not obligated under the terms of the program to repurchase any of our ordinary shares. Our buy-back program commenced on November 19, 2020 and is scheduled to end on November 19, 2021. During the period from November 19, 2020 through October 1, 2021, the Company has repurchased an aggregate of 980,000 ordinary shares for an aggregate purchase price of NOK81.5 million, or $9.4 million, at an average purchase price of NOK83.13, or $9.64, per share. As of October 1, 2021, 3,130,584 ordinary shares remain available for repurchase.

Description of Ordinary Shares

Each outstanding ordinary share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of ordinary shares are entitled to receive ratably cash dividends, if any, declared by our Board of Directors (the “Board”) out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our ordinary shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of ordinary shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of ordinary shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.

Issued and Authorized Capitalization

As of October 1, 2021, we have 53,130,584 ordinary shares issued and outstanding.

Dividends

Holders of ordinary shares are entitled to receive dividend and distribution payments, pro rata based on the number of ordinary shares held, when, as and if declared by the Board, in its sole discretion. Any future dividends declared will be at the discretion of the Board and will depend upon our financial condition, earnings and other factors.

As a Bermuda exempted company, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment;

●	we will not be able to pay our liabilities as they fall due; or

●	the realizable value of our assets, is less than our liabilities.

In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders will depend on our subsidiaries’ distributing to us their earnings and cash flow. Some of our loan agreements currently limit or prohibit our subsidiaries’ ability to make distributions to us and our ability to make distributions to our shareholders.

Voting Rights

The holders of our ordinary shares will be entitled to one vote per share on each matter requiring the approval of the holders of the ordinary shares. At any annual or special general meeting of shareholders where there is a quorum, a simple majority vote will generally decide any matter, unless a different vote is required by express provision of the Bye-Laws or the Companies Act.

The Companies Act and our Bye-Laws do not confer any conversion or sinking fund rights attached to our ordinary shares.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of ordinary shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Listing

Our ordinary shares are listed on the NYSE and OSE under the symbol “FLNG.”

Limitations on Ownership

Our ordinary shares may be freely transferred among persons who are residents and non-residents of Bermuda.

Description of Preferred Shares

The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our Board is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. The Company’s debt securities may be convertible or exchangeable into any of our equity securities. The Company may also offer and issue “debt-like securities” as permitted under the U.S. securities laws, pursuant to an applicable prospectus supplement.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Securities Exchange Act of 1934, as amended, as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the interest rate per annum, if any;

●	the maturity date;

●

if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or exchangeability provisions;

●	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

●	whether the debt securities will be our senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;

●

the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the debt securities;

●	whether the debt securities will be issued in the form of global securities or certificates in registered form;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the debt securities;

●	any other special features of the debt securities.; and

●	the applicability and terms of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

Senior Debt

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;

●	our ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	sale and leaseback transactions; and

●	any integral multiple thereof, the denominations in which the debt securities of the series will be issuable.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal, or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)

makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled, or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies, in which the securities upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

●

the terms of the units and of the rights, purchase contracts, warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;

●	sell common shares short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

●	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

●	a combination of the foregoing.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our officers and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to the securities offered and sold by us under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum underwriting compensation to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If five percent (5%) or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Bermuda, Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our ordinary shares set forth in the section entitled “Taxation” of our 2020 Annual Report incorporated by reference herein.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee		$46,350
FINRA filing fee		$75,500
Printing and typesetting expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total		$121,850

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. law.

EXPERTS

The consolidated financial statements of Flex LNG Ltd. appearing in Flex LNG Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2020 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Ernst & Young AS is located at Dronning Eufemias gate 6, Postboks 1156 Sentrum, Oslo 0107, Norway.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to those filed documents. The information listed below filed by us is incorporated by reference and is considered to be a part of this prospectus, and information that we file later with the Commission before all of the securities offered by this prospectus are sold will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

●

Report on Form 6-K, filed with the Commission on September 3, 2021, including the exhibits thereto, which contain our unaudited interim condensed consolidated financial statements as of and for the sixth months ended June 30, 2021 and 2020 and the associated Management’s Discussion and Analysis of Financial Condition and Results of Operation; and

●	The Company’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 17, 2021, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus and accompany prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office at the following address:

FLEX LNG Ltd.

Par la Ville Place
14 Par la Ville Road
Hamilton HM 08, Bermuda

Tel: 1 411 295 69 35

Information Provided by the Company

We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$100.0 Million

FLEX LNG Ltd.

Ordinary Shares

PROSPECTUS SUPPLEMENT

Citigroup

Barclays

November 15, 2022